EXHIBIT 10.1

Amendment to 2003 Long-Term Incentive Plan

On August 28, 2003, the Medtronic, Inc. Shareholders approved the Medtronic 2003 Long-Term Incentive Plan (the “Plan”).  Subsequently, on October 23, 2003, the Medtronic, Inc. Board of Directors amended the Plan to limit the usage of Restricted Stock under the Plan as follows:

The first sentence of Section 3 of the Plan, entitled “Shares Subject to the Plan,” was amended to add the underscored language below and now reads in its entirety as follows:

The total number of Shares which may be issued under the Plan is 60,000,000, of which no more than 50% may be issued in the form of Restricted Stock or Other Stock-Based Awards payable in Shares, provided, however, that no more than 5% of the Shares reserved under the Plan shall be granted pursuant to Restricted Stock Awards if such Award (a) shall vest in full prior to three years from the Award date or (b) if a condition to such vesting is based, in whole or in part, upon performance of the Shares or any aspect of the Company’s operations and such vesting could occur over a period of less than one year from the Award date.